Evergreen Variable Trust

                            Certificate of Amendment


     The undersigned, being the Secretary of the Evergreen Variable Trust (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by
Section 9.3 of the Agreement and Declaration of Trust, dated June 28, 1994, (as so amended, referred to as the "Declaration of Trust"), and by the affirmative vote through written consents of all of the Trustees the Declaration of Trust is hereby amended as follows:

         1. Effective November 1, 1995, ARTICLE VI, Section 6.1 of the Declaration of Trust is hereby amended to read as follows:

         Section 6.1 Beneficial Interest. The interest of the Trust shall by divided into transferable units to be called Shares of Beneficial Interest, without par value. The number of such Shares of Beneficial Interest authorized hereunder is unlimited. Except as otherwise provided in this Section 6.1 and
Section 6.6 hereof, each Share shall represent an equal proportionate share in the net assets of the Trust. Without limiting the authority of the Trustees set forth herein to establish and designate any further Series or classes, there is hereby established the following Series of Shares:

         Evergreen VA Fund
         Evergreen VA Growth and Income Fund
         Evergreen VA Foundation Fund

         Each Share of any Series or Class shall represent an equal proportionate share in the net assets of that Series or Class with each other Share of that series or Class. The Trustees may divide or combine the Shares of any Series or Class into a greater or lesser number of shares of that Series or class without thereby changing the proportionate interests in the assets of that Series or Class. Subject to the provisions of Section 6.6 hereof, the Trustees may also authorize the creation of additional Series or Classes of Shares, the proceeds of which may, if desired, be invested in separate, independently, managed portfolios of securities. All Shares issued hereunder including without limitation, Shares issued in connection with a dividend or distribution in Shares or division of shares, shall be fully paid and nonassessable.

     IN WITNESS WHEREOF, the undersigned has set his/her hand and seal this 1st day of November, 1995.

                                                 /s/Mark B. Koogler
                                                 -------------------
                                                 Secretary


                              ACKNOWLEDGMENT

STATE OF Ohio       )
                    ) ss.
COUNTY OF Franklin  )                               November 1, 1995

     Then personally appeared the above-named David Simaitis, Secretary and acknowledged the foregoing instrument to be his/her free act and deed.


                                           Before me

                                           /s/Randall W. May
                                           --------------------------
                                           Notary Public

                                           Randall W. May, Attorney at Law
                                             Notary Public, State of Ohio
                                         My Commission Has No Expiration Date
                                                  Sec. 147.03 R.C.


Evergreen(sm) is a Service Mark of Evergreen Asset Management Corp. Copyright 1995, Evergreen Asset Management Corp.

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                                Certificate of Designation


         The undersigned, being the Secretary of EVERGREEN VARIABLE TRUST, a trust with transferable shares under Massachusetts law (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Article III, Section 3.1 of the Agreement and Declaration of Trust, dated June 28, 1994 (and as so amended, referred to as the "Declaration of Trust"), and by action taken at the meeting of the Trustees of the Trust held on August 1, 1996, a new series of the Trust, having one class of shares, to be known as "EVERGREEN VA GLOBAL LEADERS FUND" is designated and established effective as of August 21, 1996;

         IN WITNESS WHEREOF, the undersigned has set her hand and seal this 20th day of August, 1996.


                                                           /s/Joan V. Fiore
                                                              Joan V. Fiore
                                                              Secretary



                                                 ACKNOWLEDGMENT


STATE OF NEW YORK    ] ss
COUNTY OF NEW YORK   ]


         Then personally appeared the above-named and acknowledged the foregoing instrument to be her free act and deed.

                                                     Before me



                                                     Notary Public

                                                     My commission expires:

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                        Certificate of Designation


         The undersigned, being the Secretary of EVERGREEN VARIABLE TRUST, a trust with transferable shares under Massachusetts law (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Article III, Section 3.1 of the Agreement and Declaration of Trust, dated June 28, 1994 (and as so amended, referred to as the "Declaration of Trust"), and by action taken at the meeting of the Trustees of the Trust held on November 8, 1996, a new series of the Trust, having one class of shares, to be known as "EVERGREEN VA STRATEGIC INCOME FUND" is designated and established effective as of December 17, 1996;

     IN WITNESS WHEREOF, the undersigned has set her hand and seal this th day of December, 1996.


                                                           /s/Joan V. Fiore
                                                              Joan V. Fiore
                                                              Secretary



                                      ACKNOWLEDGMENT


STATE OF NEW YORK    ] ss
COUNTY OF NEW YORK   ]


         Then personally appeared the above-named Joan V. Fiore and acknowledged the foregoing instrument to be her free act and deed.

                                                     Before me



                                                     Notary Public

                                                     My commission expires:

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                            Certificate of Designation


         The undersigned, being the Secretary of EVERGREEN VARIABLE TRUST, a trust with transferable shares under Massachusetts law (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Article III, Section 3.1 of the Agreement and Declaration of Trust, dated June 28, 1994 (and as so amended, referred to as the "Declaration of Trust"), and by action taken at the meeting of the Trustees of the Trust held on November 8, 1996, a new series of the Trust, having one class of shares, to be known as "EVERGREEN VA SMALL COMPANY GROWTH FUND" is designated and established effective as of December 17 , 1996;

     IN WITNESS WHEREOF, the undersigned has set her hand and seal this th day of December, 1996.


                                                            /s/Joan V. Fiore
                                                              Joan V. Fiore
                                                              Secretary



                                                 ACKNOWLEDGMENT


STATE OF NEW YORK    ] ss
COUNTY OF NEW YORK   ]


         Then personally appeared the above-named Joan V. Fiore and acknowledged the foregoing instrument to be her free act and deed.

                                                     Before me



                                                     Notary Public

                                                     My commission expires: